Exhibit 10.16

AMENDED AND RESTATED DELL TIME AWARD AGREEMENT

THIS AMENDED AND RESTATED DELL TIME AWARD AGREEMENT (the “Agreement”), made by and between Dell Technologies Inc., a Delaware corporation (the “Company”), and                      (the “Holder”), is effective as of September 27, 2018 (the “Effective Date”). The Agreement was originally effective as of                         , 2016 (the “Grant Date”). Any capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Dell Technologies Inc. 2013 Stock Incentive Plan, as modified or amended from time to time (the “Plan”).

WHEREAS, as an incentive for the Holder’s efforts during the Holder’s Employment with the Company and its Affiliates, the Company wishes to afford the Holder the opportunity to earn a number of shares of Class C Common Stock (“Shares”), pursuant to the terms and conditions set forth in this Agreement and the Plan;

WHEREAS, the Holder was previously granted the opportunity to earn Shares pursuant to the terms and conditions set forth in this Agreement and the Plan;

WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of July 1, 2018 (as further amended, restated, supplemented or modified from time to time, the “Merger Agreement”), by and between the Company and Teton Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), Merger Sub will be merged with and into the Company (the “Merger”), with the Company as the surviving corporation;

WHEREAS, in connection with the execution of the Merger Agreement, the Company has determined that it is advisable and in the best interests of the Company to amend and restate the Agreement, effective as of the Effective Date; and

WHEREAS, the Company wishes to carry out the Plan, the terms of which are hereby incorporated by reference and made a part of this Agreement, pursuant to which the Committee has instructed the undersigned officer to issue the Stock Award described below.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Defined Terms. Capitalized terms not otherwise defined herein shall have the same meaning set forth in the Plan.

(a)    “Award” means the award of DTAs granted under this Agreement.

(b)    “Cause” means: (i) the Holder’s willful, reckless or grossly negligent and material violation of (x) the Holder’s obligations regarding confidentiality or the protection of sensitive, confidential or proprietary information, or trade secrets, which results in material harm to the

Company or its Subsidiaries, or (y) any other restrictive covenant by which the Holder is bound that results in greater than de minimis harm to the Company or its Subsidiaries’ reputation or business; (ii) the Holder’s conviction of, or plea of guilty or no contest to, a felony or crime that involves moral turpitude; or (iii) conduct by the Holder which constitutes gross neglect, willful misconduct, or a material breach of the Code of Conduct of the Subsidiary of the Company employing the Holder or a fiduciary duty to the Company, any of its Subsidiaries or the shareholders of the Company that results in material harm to the Company or its Subsidiaries’ reputation or business and that the Holder has failed to cure within thirty (30) days following written notice from the Board. This definition shall also be the definition of “Cause” for all purposes under the Management Stockholders Agreement.

(c)    “Change in Control Period” means the period beginning three (3) months prior to a Change in Control and ending eighteen (18) months following such Change in Control.

(d)    “Dell Time Award” or “DTA” means an Other Stock-Based Award granted in the form of a restricted Share subject to the time-based vesting requirements described in Section 3.1 herein.

(e)    “Direct Competitor” means any Person or other business concern that offers or plans to offer products or services that are materially competitive with any of the products or services being manufactured, offered, marketed, or are actively developed by the Company or any of its Subsidiaries as of the Grant Date or the date of the Holder’s termination of Employment, whichever is later. By way of illustration, and not by limitation, as of the Grant Date, the Holder and the Company agree that the following companies currently meet the definition of Direct Competitor: Acer Inc., Apple Inc., Cisco Systems, Inc., HP Inc., Hewlett Packard Enterprise Company, International Business Machines Corporation, Lenovo Group Limited, Oracle Corporation and Samsung Electronics Co., Ltd.

(f)    “Good Reason” means (i) a material reduction in the Holder’s base salary or total annual incentive bonus target, (ii) any material adverse change to substantive plans and benefits in the aggregate which does not apply equally to the other members of the Company’s Executive Leadership Team, (iii) a material adverse change to the Holder’s title or a material reduction in the Holder’s authority, duties or responsibilities, or the assignment to the Holder of any duties or responsibilities which are inconsistent in any material adverse respect with the Holder’s position, or (iv) a change in the Holder’s principal place of work to a location of more than twenty-five (25) miles from the Holder’s principal place of work immediately prior to such change; provided, that the Holder provides written notice to the Subsidiary of the Company employing the Holder of the existence of any such condition within ninety (90) days of the Holder having actual knowledge of the initial existence of such condition and such employing Subsidiary fails to remedy the condition within thirty (30) days of receipt of such notice (the “Cure Period”). In order to resign for Good Reason, the Holder must actually terminate Employment no later than ninety (90) days following the end of such Cure Period, if the Good Reason condition remains uncured; provided, that, if such Good Reason condition is solely the result of a material reduction in the Holder’s authority, duties or responsibilities (including, for this purpose, the assignment to the Holder of any duties or responsibilities which are inconsistent in any material adverse respect with the Holder’s position) that is directly related to the occurrence of a Change in Control and such Good Reason condition remains uncured following the end of the Cure

Period, the Holder may only terminate the Holder’s Employment for Good Reason during the ninety (90) day period commencing on the first date that follows the six (6) month anniversary of such Change in Control. This definition shall also be the definition of “Good Reason” for all purposes under the Management Stockholders Agreement.

(g)    “Lock-up Lapse Date” has the meaning given to such term in the Management Stockholders Agreement.

(h)     “Management Stockholder Group” means Management Stockholder Group as defined in the Management Stockholders Agreement as in effect on the Effective Date.

(i)    “Merger Closing” means the Closing Date as defined in the Merger Agreement.

(j)     “Qualifying Termination” means a termination of the Holder’s Employment with the Company and its Subsidiaries (i) by the Company or any of its Subsidiaries without Cause (and other than due to Disability), or (ii) by the Holder for Good Reason.

(k)    “Repayment Behavior” means the Holder’s (i) commencement of employment or service with a Direct Competitor in a role that is similar to any role the Holder held at the Company or any of its Subsidiaries during the twenty four (24) months prior to the Holder’s termination of Employment or in a role that would likely result in the Holder using the Company’s or any of its Subsidiaries’ confidential information or trade secrets, (ii) willful, reckless or grossly negligent and material violation of the Holder’s obligations regarding confidentiality or the protection of sensitive, confidential or proprietary information, or trade secrets, which results in material harm to the Company or its Subsidiaries, or (iii) solicitation of any employee of the Company or any of its Subsidiaries for employment, consulting or other services.

ARTICLE II

GRANT OF DELL TIME AWARDS

Section 2.1. Grant of Dell Time Award.

For good and valuable consideration, on and as of the Grant Date, the Company irrevocably granted to the Holder                  DTAs, subject to the adjustment as set forth in Section 2.2 hereof. Each DTA represents the right to receive a Share upon vesting.

Section 2.2. Adjustments to Dell Time Award.

The DTAs shall be subject to adjustment pursuant to Section 10 of the Plan.

ARTICLE III

VESTING

Section 3.1. Vesting.

(a)    General. Subject to the Holder’s continued Employment on each applicable anniversary of the Grant Date, 33 1/3% of the DTAs shall vest on each of the first, second and third anniversaries of the Grant Date.

(b)    Accelerated Vesting on Termination Due to Death or Disability. If the Holder’s Employment is terminated due to the Holder’s death or Disability, all then unvested DTAs shall vest upon the date of such termination.

(c)    Accelerated Vesting on Qualifying Termination During the Change in Control Period. If the Holder’s Employment is terminated due to a Qualifying Termination during the Change in Control Period, all then unvested DTAs shall vest upon the later of (i) the date of such termination and (ii) the occurrence of the Change in Control.

(d)    Partial Accelerated Vesting on Qualifying Termination Outside of the Change in Control Period. If the Holder’s Employment is terminated due to a Qualifying Termination that occurs outside of the Change in Control Period, that number of DTAs that would have vested if the Holder’s Employment had continued through the next applicable anniversary of the Grant Date shall vest on the date of such Qualifying Termination; provided, that if such Qualifying Termination occurs during the six-month period immediately following the most recent anniversary of the Grant Date and, in all events, after the first anniversary of the Grant Date, then one half (1/2) of the number of unvested DTAs that would have vested if the Holder’s Employment had continued through the next applicable anniversary of the Grant Date shall instead vest on the date of such Qualifying Termination.

(e)    Termination of Employment. Except as set forth in Sections 3.1(b), (c) or (d) above and subject to Section 3.1(f) below, no additional DTAs shall vest upon or following the termination of the Holder’s Employment. Each DTA that is unvested as of the date of the Holder’s termination of Employment shall (i) if such termination was not due to a Qualifying Termination that occurs prior to a Change in Control, immediately expire on the date of such termination without consideration or payment therefor, and (ii) if such termination was due to a Qualifying Termination that occurs prior to a Change in Control, after giving effect to the partial acceleration of vesting set forth in Section 3.1(d) above, remain outstanding for a period of three months following such termination. If a Change in Control occurs prior to the expiration of such three month period, then each DTA that has not previously been forfeited pursuant to Section 3.1(f) below shall vest upon such Change in Control pursuant to Section 3.1(c) above. If a Change in Control does not occur prior to the expiration of such three month period and such DTA has not previously been forfeited pursuant to Section 3.1(f) below, each DTA shall immediately be forfeited upon the expiration of such three month period without consideration or payment therefor.

(f)    Forfeiture of Unvested Portion of Dell Time Award upon Repayment Behavior. Each outstanding DTA shall automatically be forfeited without consideration or payment therefor upon the first date on which the Holder engages in any Repayment Behavior.

ARTICLE IV

ISSUANCE OF DELL TIME AWARDS

Section 4.1. Issuance.

Certificates evidencing the Shares shall be issued by the Company and shall be registered in the Holder’s name on the stock transfer books of the Company within four (4) business days following the Grant Date, but shall remain in the physical custody of the Company or its designee at all times prior to, in the case of any particular Share, the date on which such Share vests. As a condition to the receipt of this Award, the Holder shall deliver to the Company a stock power, duly endorsed in blank, relating to the Award. Notwithstanding the foregoing, the Company may elect to recognize the Holder’s ownership through uncertificated book entry.

Section 4.2. Consideration for the Dell Time Award.

No cash payment is required for the issuance of the Shares hereunder, although the Holder may be required to tender payment in cash or other acceptable form of consideration for the amount of any withholding taxes due as a result of the vesting of the Shares in accordance with Section 5.8 below.

Section 4.3. Conditions to Issuance of Shares.

The Company shall not be required to record the ownership by the Holder of the Shares issued under this Award prior to fulfillment of all of the following conditions:

(a)    the obtaining of approval or other clearance from any federal, state, local or non-U.S. governmental agency or stock exchange or over-the-counter market listing requirements which the Committee shall, in its reasonable and good faith discretion, determine to be necessary or advisable; and

(b)    the execution and delivery of the Joinder by the Holder to the extent the Holder is not already a party to the Management Stockholders Agreement.

Section 4.4. Rights as Stockholder; Dividends.

The Holder shall not be deemed for any purpose to be the owner of any Shares issued hereunder unless and until (a) the Company shall have issued the Shares in accordance with Section 4.1 hereof and (b) the Holder’s name shall have been entered as a stockholder of record with respect to the Shares on the books of the Company. Upon the fulfillment of the conditions in (a) and (b) of this Section 4.4, the Holder shall be the record owner of the Shares unless and until such Shares are forfeited pursuant to Section 3.1(e) or Section 3.1(f) hereof or sold or otherwise disposed of, and as record owner shall be entitled to all rights of a common stockholder of the Company, including, without limitation, voting rights, if any, with respect to the Shares; provided, that (i) any cash or in-kind dividends paid with respect to unvested Shares shall be withheld by the Company and shall be paid to the Holder, without interest, only when, and if, such Shares become vested and (ii) the Shares shall be subject to the limitations on transfer and encumbrance set forth in this Agreement. Unless otherwise required under applicable laws, rules or regulations, as soon as practicable following the vesting of any Shares, certificates for such vested Shares shall be delivered to the Holder or to the Holder’s legal representative along with the stock powers relating thereto; provided, that, no certificate will be delivered if the Company elects to recognize the Holder’s ownership through uncertificated book entry, in which case such uncertificated Shares shall be credited to a book entry account maintained by the Company (or its designee) on behalf of the Holder.

Section 4.5. Restrictive Legend.

All certificates representing Shares shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THE DELL TECHNOLOGIES INC. 2013 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED FROM TIME TO TIME, THE DELL TECHNOLOGIES INC. AMENDED AND RESTATED MANAGEMENT STOCKHOLDERS AGREEMENT TO WHICH DELL TECHNOLOGIES INC. AND THE REGISTERED OWNER OF THIS CERTIFICATE (OR HIS PREDECESSOR IN INTEREST) ARE PARTIES AND A CERTAIN DELL TIME AWARD AGREEMENT BETWEEN DELL TECHNOLOGIES INC. AND THE REGISTERED OWNER OF THIS CERTIFICATE (OR HIS PREDECESSOR IN INTEREST), WHICH PLAN AND AGREEMENTS ARE BINDING UPON ANY AND ALL OWNERS OF ANY INTEREST IN SAID SHARES. SAID PLAN AND AGREEMENTS ARE AVAILABLE FOR INSPECTION WITHOUT CHARGE AT THE PRINCIPAL OFFICE OF DELL TECHNOLOGIES INC. AND COPIES THEREOF WILL BE FURNISHED WITHOUT CHARGE TO ANY OWNER OF SAID SHARES UPON REQUEST.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS DELL TECHNOLOGIES INC. HAS RECEIVED AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY TO IT, TO THE EFFECT THAT SUCH REGISTRATIONS ARE NOT REQUIRED.

ARTICLE V

MISCELLANEOUS

Section 5.1. Administration.

Subject to the terms of the Plan and this Agreement, the Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. With respect to this Award, the following two sentences set forth in Section 3 of the Plan shall not apply: “The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).” Further, with respect to this Award, in the event that this Award is not assumed or substituted by the successor entity upon the occurrence of a Change in Control, then notwithstanding anything to the contrary set forth in Section 10(b) of the Plan, this Award shall (i) vest with respect to all the DTAs subject thereto, or (ii) be cancelled for fair value pursuant to clause (ii) of such Section 10(b), in each such case, as determined by the Committee in its sole discretion. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award. In its absolute discretion, the Board may at any time, and from time to time, exercise any and all rights and duties of the Committee under the Plan and this Agreement.

Section 5.2. Award Not Transferable.

Except as otherwise permitted by the Committee in writing, neither the Award nor any interest or right therein or part thereof shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that, to the extent permitted by Applicable Law, this Section 5.2 shall not prevent transfers by will or by the Applicable Laws of descent and distribution.

Section 5.3. Forfeiture and Repayment Obligation for Engaging in Repayment Behavior.

(a)    By accepting this Award, the Holder acknowledges and agrees that, if the Holder engages in Repayment Behavior at any time during the Holder’s Employment or the one-year period following the termination of the Holder’s Employment, then, in addition to the consequences described in Section 3.1(f) above, upon the date on which the Holder first engages in such Repayment Behavior (such date, the “Trigger Date”): (i) the Shares held by the Holder or any member of the Holder’s Management Stockholder Group that were issued upon the grant of DTAs that vested during the two-year period immediately preceding the Trigger Date shall be automatically forfeited for no consideration (such two-year period, the “Claw Back Period” and such Shares, the “Claw Back Shares”) and (ii) if the Holder or any member of the Holder’s Management Stockholder Group have sold any Claw Back Shares (including any sales or repurchases pursuant to the provisions of Article IV of the Management Stockholders Agreement as in effect on the Effective Date) during the Claw Back Period, the Holder and each member of the Holder’s Management Stockholder Group shall be required to promptly (and in any event, no later than ten (10) days following receipt of notice thereof from the Company or one of its Affiliates) pay to the Company, in cash (in U.S. dollars) and on demand in immediately available funds by wire transfer an amount equal to the amount paid by the acquiror(s) (which, for the avoidance of doubt, could include the Company, its Subsidiaries or their designee, or any Sponsor Stockholder, pursuant to the provisions of Article IV of the Management Stockholders Agreement) to the Holder and/or the members of the Holder’s Management Stockholder Group in such sale(s) of Claw Back Shares. The Holder understands that this Section 5.3 does not prohibit the Holder from competing with the Company and its Affiliates, but rather simply imposes the economic consequences described in this Section 5.3 if the Holder has engaged in Repayment Behavior.

(b)    For purposes of this Section 5.3, if the Holder and/or any member of the Holder’s Management Stockholder Group sell any Shares during the Claw Back Period and, at the time of any such sale, the Holder and the other members of the Holder’s Management Stockholder Group collectively own (after giving effect to this sentence) both (x) Claw Back Shares and (y) Shares that are not Claw Back Shares, then the Shares that are sold shall be conclusively deemed to not be Claw Back Shares unless and until, after giving effect to this sentence, all Shares described in clause (y) have been sold in such sale and are no longer owned by the Holder or any other member of the Holder’s Management Stockholder Group (e.g., if on a date of sale of Shares, the Holder and the Holder’s Management Stockholder Group own an aggregate of 1,000 Shares described in clause (x) and 1,000 Shares described in clause (y) and the Holder and/or other members of the Holder’s Management Stockholder Group sell an aggregate of 1,500 Shares, 500 of the Shares sold will be deemed to be Claw Back Shares). The Holder agrees to promptly provide the Company with all information that the Company reasonably requests in order to determine any amount payable pursuant to this Section 5.3 to the Company by the Holder or any member of the Holder’s Management Stockholder Group.

Section 5.4. Applicability of the Plan and the Management Stockholders Agreement; Modifications to Management Stockholders Agreement.

This Award, and the Shares issued to the Holder hereunder, shall be subject to all of the terms and provisions of the Plan and the Management Stockholders Agreement, to the extent applicable to this Award and such Shares, with the exception of any provision of the Management Stockholders Agreement relating to the clawback of Shares or Share proceeds in connection with repayment behaviors or forfeiture of Shares or Share proceeds in connection with post-retirement service. Any disputes regarding the determination of matters contemplated in the Management Stockholders Agreement (including but not limited to the determination of whether the Holder engaged in Repayment Behavior) shall be determined in accordance with Section 7.3 (Governing Law) and Section 7.4 (Submissions to Jurisdictions; WAIVER OF JURY TRIAL) of the Management Stockholders Agreement. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control. In the event of any conflict between this Agreement or the Plan and the Management Stockholders Agreement, the terms of the Management Stockholders Agreement shall control; provided, however, for purposes of Article IV of the Management Stockholders Agreement, the “Individual Cap” that will be applicable to the Holder shall be $5,000,000; provided, that on and after the date on which Michael Dell and any member of his Management Stockholder Group have become a 90% Owner (as defined in the Management Stockholder Agreement), the Holder’s “Individual Cap” shall be increased to $10,000,000; and, provided, further, that, prior to the Merger Closing, the definition of “Fair Market Value” as set forth in Article I of the Management Stockholders Agreement (but, for the avoidance of doubt, not the definition of Fair Market Value as set forth in the Plan and applicable under this Agreement) is hereby amended in its entirety as follows:

“Fair Market Value,” with respect to the Applicable Employee of any Management Stockholder, shall mean as of any date of determination, the fair market value of a Share as determined in good faith by the Board, based upon the most recent valuation of the shares of DHI Common Stock performed by the Company’s independent valuation firm, as adjusted by the Board for changes to Fair Market Value from the date of such valuation to such date of determination. The valuations described in the immediately preceding sentence shall be performed by the Company’s independent valuation firm from time to time as determined by the Board in its sole discretion, but in any case (1) for the Company’s 2016 fiscal year, the Company shall obtain at least (a) one such independent valuation as of the end of the second fiscal quarter of such fiscal year, which shall be completed no later than 60 days following the end of such fiscal quarter, and (b) one such independent valuation as of the end of the fourth fiscal quarter of such fiscal year, which shall be completed no later than 60 days following the end of such fiscal quarter, and (2) for each fiscal year of the Company thereafter, the Company shall obtain at least one such independent valuation as of the end of each fiscal quarter, which in each case shall be completed no later than 60 days following the end of the applicable fiscal quarter. If the last day of any such 60-day period is not a Business Day, such valuation shall be completed no later than the first Business Day following such 60-day period. Notwithstanding the foregoing, if an Applicable Employee of a Management Stockholder disagrees with the determination of Fair Market Value, such Applicable Employee shall have the right to require the Company to engage a different third party valuation expert (who shall be a nationally recognized firm of valuation experts selected by the Board in its discretion) to conduct an appraisal of the Shares subject to the Call Right (or Put Right, if applicable) and the Call Price (or Put Price) shall reflect the Fair Market Value per Share as determined by such appraisal (the “Appraised Price”); provided, that (i) if the Appraised Price is equal to or less than 110% of the Fair Market Value per Share originally determined by the Board, such Applicable Employee shall bear all of the costs and expenses associated with such appraisal, and (ii) if the Appraised Price is greater than 110% of the Fair Market Value per Share originally determined by the Board, the Company shall bear all of the costs and expenses associated with such appraisal; and provided, further, that an Applicable Employee of a Management Stockholder may not request a valuation if such an independent third party valuation has been prepared at the request of another Applicable Employee of a Management Stockholder within the preceding ninety (90) days of the subsequent request by such Applicable Employee of a Management Stockholder for appraisal and such valuation shall be deemed to be Fair Market Value unless, in each case, the Board determines there has been a significant change in the business of the Company and its subsidiaries since such valuation. Notwithstanding anything herein to the contrary, (a) the per share value of Class A DHI Common Stock, Class B DHI Common Stock and Class C DHI Common Stock shall be deemed to be the same, and (b) Fair Market Value shall be determined without any discounts for illiquidity and minority interests.

and clause (ii) of the definition of “Call Period” as set forth in Article IV of the Management Stockholders Agreement, to the extent applicable, is hereby amended in its entirety as follows:

(ii) with respect to any other Shares held by the Management Stockholder Group of such Applicable Employee, unless set forth in an agreement reflecting a Company Award with such Applicable Employee in which case such meaning shall govern, the period (x) commencing (A) if such termination of employment or service is for any reason other than by the Company for Cause, upon the twelve (12) month anniversary of the date that the employment or service of such

Applicable Employee with the Company and all of its Affiliates shall be terminated or end at any time and (B) if such termination of employment or service is terminated by the Company for Cause, the date that the employment or service of such Applicable Employee with the Company and all of its Affiliates shall be terminated or end at any time, and (y) ending, in the case of each of (A) and (B), on the Call Termination Date.

and the reference to “six (6) month anniversary” in subclause (ii)(A) of the definition of “Call Termination Date” in such Article IV, to the extent applicable, is hereby replaced with “twelve (12) month anniversary”.

Notwithstanding anything to the contrary herein or in the Management Stockholders Agreement, as of the Effective Date, this Agreement shall be the exclusive source of forfeiture and clawback provisions applicable to Shares and Share proceeds.

Section 5.5. Notices.

Any notice to be given under the terms of this Agreement shall be contained in a written instrument delivered in person or sent by facsimile (with written confirmation of transmission), e-mail (with written confirmation of transmission) or a nationally-recognized overnight courier, which shall be addressed, in the case of the Company, to the Office of the Secretary; and if to the Holder, to the address, e-mail address or facsimile number appearing in the personnel records of the Company or any of its Affiliates, as applicable. By a notice given pursuant to this Section 5.5, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to the Holder, shall, if the Holder is then deceased, be given to the Holder’s personal representative if such representative has previously informed the Company of the representative’s status and address by written notice under this Section 5.5. Any and all notices, designations, offers, acceptances or other communications shall be conclusively deemed to have been given, delivered or received (i) in the case of personal delivery, on the day of actual delivery thereof, (ii) in the case of facsimile or e-mail, on the day of transmittal thereof if given during the normal business hours of the recipient, and on the business day during which such normal business hours next occur if not given during such hours on any day, and (iii) in the case of dispatch by nationally-recognized overnight courier, on the next business day following the disposition with such nationally-recognized overnight courier. By notice complying with the foregoing provisions of this Section 5.5, each party shall have the right to change its mailing address, e-mail address or facsimile number for the notices and communications to such party. The Company and the Holder hereby consent to the delivery of any and all notices, designations, offers, acceptances or other communications provided for herein by electronic transmission addressed to the e-mail address or facsimile number of the Company and the Holder, as applicable, as provided herein.

Section 5.6. Titles; Interpretation.

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement. Defined terms used in this Agreement shall apply equally to both the singular and plural forms thereof. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The term “hereunder” shall mean this entire Agreement as a whole unless reference to a specific section or provision of this Agreement is made. Any reference to a Section, subsection and provision is to this Agreement unless otherwise specified.

Section 5.7. No Right to Employment or Additional Dell Time Awards or Stock Awards.

Nothing in this Agreement or in the Plan shall confer upon the Holder any right to continue in Employment, or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which are hereby expressly reserved, to terminate the Employment of the Holder at any time for any reason whatsoever, with or without Cause, subject to the applicable provisions, if any, of the Holder’s Employment agreement (if any such agreement is in effect at the time of such termination). Neither the Holder nor any other Person shall have any claim to be granted any additional Stock Awards and there is no obligation under the Plan for uniformity of treatment of Participants, or holders or beneficiaries of Stock Awards. The terms and conditions of the Award granted hereunder or any other Stock Award granted under the Plan or otherwise and the Committee’s determinations and interpretations with respect thereto and/or with respect to the Holder and any other Participant need not be the same (whether or not the Holder and any such Participant are similarly situated).

Section 5.8. Withholding Obligations.

(a)    On the Grant Date, or at any time thereafter as requested by the Company, the Holder hereby authorizes the Company or the Subsidiary employing the Holder to satisfy its withholding obligations, if any, from payroll and any other amounts payable to the Holder, and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or such employing Subsidiary, if any, which arise in connection with the grant of or vesting of the Award or the delivery of Shares under the Award; provided, that, at the Holder’s election, such withholding obligation may be satisfied by the Company withholding from the Shares otherwise issuable to the Holder that number of Shares having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, equal to such withholding tax obligation; provided, further, that, prior to the Merger Closing, the Holder’s right to elect such Share withholding shall be subject to Section 4.6(b) of the Management Stockholders Agreement as amended by Section 5.4 of this Agreement, and, from and after the Merger Closing, the Holder’s right to elect such Share withholding shall be subject to Section 4.3(b) of the Management Stockholders Agreement as amended by Section 5.4 of this Agreement, and in all cases subject to any limitations imposed under Delaware law or other Applicable Law and/or under the terms of any preferred stock, debt financing arrangements or other indebtedness of the Company or its Subsidiaries (including any such limitations resulting from the Company’s Subsidiaries being prohibited or prevented from distributing to the Company sufficient proceeds or funds to enable the Company to repurchase Class C Common Stock in accordance with Delaware law or other Applicable Law and/or the then applicable terms and conditions of such arrangements); provided, further, that following the Lock-up Lapse Date and at all times thereafter, at the Holder’s election such withholding obligation shall be, or, if the Company so directs, such withholding obligation shall be, satisfied by the Holder’s delivery of an irrevocable direction to a licensed securities broker reasonably acceptable to the Company (in such form as reasonably suitable to such securities broker) to sell Shares becoming vested under the Award and to deliver all or part of the sale proceeds to the Company to satisfy the withholding obligation directly to the Company. If the applicable tax withholding is satisfied by an irrevocable direction to a licensed securities broker, the Holder will be subject to the Company’s policies regarding insider trading restrictions, applied in a nondiscriminatory manner, which may affect the Holder’s ability to acquire or sell Shares under the Plan. By acceptance of the Award granted hereunder, the Holder certifies the Holder’s understanding of and intent to fully comply with the standards contained in the Company’s insider trading policies (and related policies and procedures adopted by the Company and applied in a nondiscriminatory manner).

(b)    Unless the tax withholding obligations of the Company, if any, are satisfied, the Company shall have no obligation to issue a certificate for such Shares or release such Shares.

Section 5.9. Securities Laws.

The Holder represents, warrants and covenants that:

(a)    The Holder is acquiring the Shares for his or her own account and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act or in violation of any applicable state securities law;

(b)    The Holder has had such opportunity as he or she has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Holder to evaluate the merits and risks of his or her investment in the Company;

(c)    The Holder has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in acquiring the Shares and to make an informed investment decision with respect to such investment;

(d)    The Holder can afford the complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period;

(e)    The Holder understands that (i) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act; (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; and (iii) there is now no registration statement on file with the Securities and Exchange Commission with respect to the Shares and there is no commitment on the part of the Company to make any such filing; and

(f)    Upon the issuance of any Shares hereunder, the Holder will make or enter into such other written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

Section 5.10. Nature of Grant.

In accepting the grant, the Holder acknowledges that, regardless of any action the Company or its Affiliates takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Holder acknowledges that the ultimate liability for all Tax-Related Items legally due by the Holder is and remains the Holder’s responsibility, and the Holder shall pay to, and indemnify and keep indemnified, the Company and its Affiliates from and against Tax-Related Items legally due by the Holder that are attributable to the vesting of, or any benefit derived by the Holder from, the Award and that the Company and its Affiliates (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Agreement, including the grant or vesting of this Award and the Shares issued hereunder, the subsequent sale of such Shares or the receipt of any dividends with respect to such Shares; and (ii) do not commit to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Holder’s liability for Tax-Related Items.

Section 5.11. Governing Law.

This Agreement shall be governed in all respects by the laws of the State of Delaware, without regard to conflicts of law principles thereof.

[Signature on next page.]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

DELL TECHNOLOGIES INC.

By:
Name:
Title: